EXHIBIT 99.1

Intelligent Systems Reports Third Quarter 2021 Results

NORCROSS, Ga., Nov. 04, 2021 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation [NYSE: INS], the leading provider of innovative credit technology solutions and processing services to the financial technology and services market, announced today its financial results for the quarter ended September 30, 2021.

"Our strong performance in the first half of 2021 continued into the third quarter, and as a result, we now expect top-line growth of 30% to 35% for the full year,” said Leland Strange, CEO of Intelligent Systems. "We recognized $1.8 million in license revenue in the quarter, while also growing professional services and processing and maintenance revenue. Total revenue in the quarter was $12.9 million, a 26% increase year-over-year."

“Additionally, we continued making strategic investments that enable us to grow with existing customers while onboarding new ones. Specifically, we made R&D investments during the quarter to continue building our technology platform and in October we opened an office in Bogota, Colombia where we expect to hire and train operations and development personnel. These actions are critical steps that will expand our resources and allow us to integrate very large entities with complex needs onto the CoreCard platform.”

Mr. Strange continued, “Looking ahead, I remain pleased with CoreCard’s trajectory and excited about the opportunities ahead. We expect fiscal 2021 revenues to be 30% to 35% above fiscal 2020, and the revolving credit platform we built is faster, more agile, more scalable and more feature advanced than anything else currently on the market. The investments we are making reinforce our capabilities and help ensure that CoreCard remains the best platform to service the evolving needs of modern card issuers.”

Financial Highlights for the three months ended September 30, 2021

Total revenues in the three-month period ended September 30, 2021, was $12,935,000 which represents an increase of 26% compared to the comparable period in 2020.

In the following table, revenue is disaggregated by type of revenue for the three months ended September 30, 2021:

Three months ended September 30, (in thousands)	2021	2020
License	$1,783	$1,600
Professional services	6,893	5,392
Processing and maintenance	3,457	2,950
Third party	802	362
Total	$12,935	$10,304

Income from operations was $3,309,000 for the third quarter compared to income from operations of $3,481,000 in the comparable prior year quarter.

Net income was $2,534,000 for the third quarter compared to net income of $2,795,000 in the comparable prior year quarter.

Earnings per diluted share was $0.29 for the third quarter compared to $0.31 in the comparable prior year quarter.

Investor Conference Call Today

The company is holding an investor conference call today, November 4th, 2021, at 11 A.M. Eastern Time. Interested investors are invited to attend the conference call by accessing the webcast at https://www.webcast-eqs.com/ins11042021_en/en or by dialing 1-877-407-0890. As part of the conference call, Intelligent Systems will be conducting a question-and-answer session where participants are invited to email their questions to questions@intelsys.com prior to the call. A transcript of the call will be posted on the company’s website at www.intelsys.com as soon as available after the call.

The company will file its Form 10-Q for the period ended September 30, 2021, with the Securities and Exchange Commission today. For additional information about reported results, investors will be able to access the Form 10-Q on the company’s website at www.intelsys.com or on the SEC website, www.sec.gov.

About Intelligent Systems Corporation
For over forty years, Intelligent Systems Corporation [NYSE: INS] has identified, created, operated and grown technology companies. The company’s principal operations are CoreCard Software, Inc. (www.corecard.com) and its affiliate companies. CoreCard provides prepaid and credit card processing services using its proprietary software solutions that it also licenses to others. CoreCard has designed and developed a comprehensive suite of software solutions that corporations, financial institutions, retailers and processors use to manage credit and debit cards, prepaid cards, private label cards, fleet cards, buy now pay later programs, loyalty programs, and accounts receivable and small loan transactions. CoreCard’s flexible and proven processing platform is being utilized in many countries in addition to the United States including Australia, Canada, China, the United Arab Emirates, France, Italy, Mexico, New Zealand, Singapore, South Africa and the United Kingdom. Further information is available on the company’s website at www.intelsys.com or by calling the company at 770-381-2900.

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words “may,” “will,” “anticipate,” “believe,” “intend,” “expect,” “estimate,” “plan,” “strategy” and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. The company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise, except as required by law. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers’ requirements or financial condition, market acceptance of products and services, the impact of new or changes in current laws, regulations or other industry standards, risks relating to unauthorized access to confidential information due to criminal conduct, attacks by hackers, employee or insider malfeasance and/or human error and declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

For further information, call
Matt White, 770-564-5504 or
email to matt@intelsys.com

Intelligent Systems Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue
Services	$11,152	$8,704	$31,119	$24,650
Products	1,783	1,600	4,083	1,600
Total net revenue	12,935	10,304	35,202	26,250
Cost of revenue
Services	6,104	4,217	16,091	11,418
Products	−	−	−	−
Total cost of revenue	6,104	4,217	16,091	11,418
Expenses
Marketing	97	31	179	94
General and administrative	1,069	936	3,190	2,698
Research and development	2,356	1,639	7,109	3,477
Income from operations	3,309	3,481	8,633	8,563
Investment income (loss)	53	(92)	(215)	(1,237)
Other income	74	59	230	312
Income before Income taxes	3,436	3,448	8,648	7,638
Income taxes	902	653	2,269	1,596
Net income	$2,534	$2,795	$6,379	$6,042
Earnings per share:
Basic	$0.29	$0.31	$0.72	$0.68
Diluted	$0.29	$0.31	$0.72	$0.67
Basic weighted average common shares outstanding	8,714,579	8,927,908	8,803,760	8,925,961
Diluted weighted average common shares outstanding	8,744,818	9,022,996	8,835,427	9,021,314

Intelligent Systems Corporation
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

As of	September 30, 2021	December 31, 2020
ASSETS	(unaudited)	(audited)
Current assets:
Cash	$20,567	$37,956
Accounts receivable, net	14,082	3,270
Notes and interest receivable, current portion	220	−
Other current assets	2,241	1,263
Total current assets	37,110	42,489
Investments	2,707	1,921
Notes and interest receivable, net of current portion	2,995	2,681
Property and equipment, at cost less accumulated depreciation	7,483	6,914
Other long-term assets	3,995	3,020
Total assets	$54,290	$57,025
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,528	$714
Deferred revenue, current portion	1,552	1,322
Accrued payroll	2,749	1,901
Accrued expenses	347	321
Income tax payable	636	954
Other current liabilities	2,480	4,850
Total current liabilities	9,292	10,062
Noncurrent liabilities:
Deferred revenue, net of current portion	76	−
Deferred tax liability	818	818
Long-term lease obligation	2,446	1,994
Total noncurrent liabilities	3,340	2,812
Stockholders’ equity:
Common stock, $0.01 par value: Authorized shares - 20,000,000;
Issued shares – 9,001,311 and 8,929,368 at September 30, 2021 and December 31, 2020, respectively;
Outstanding shares – 8,700,569 and 8,885,797 at September 30, 2021 and December 31, 2020, respectively	90	89
Additional paid-in capital	16,229	15,836
Treasury stock, 300,742 and 43,571 shares at September 30, 2021 and December 31, 2020, respectively, at cost	(10,900)	(1,639)
Accumulated other comprehensive loss	(145)	(140)
Accumulated income	36,384	30,005
Total stockholders’ equity	41,658	44,151
Total liabilities and stockholders’ equity	$54,290	$57,025